                                                              EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-1 of our report dated May 25, 1995, relating to the statement of revenues and direct operating expenses of the Pipeline Systems for each year in the three-year period ended December 31, 1994 (commonly referred to as the Texas System, the Mississippi System and the Jay System) which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Houston, Texas

November 13, 1996